UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2025

VAALCO Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 CityWest Blvd. Suite 400 Houston,Texas		77042
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (713) 623-0801
Not Applicable
(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10	EGY	New York Stock Exchange
Common Stock, par value $0.10	EGY	London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Entry into Facility Agreement

On March 4, 2025, VAALCO Energy, Inc. (the “Company”) entered into a reserves based facility agreement (the “Facility Agreement”) by and among the Company, VAALCO Gabon (Etame), Inc. (“Vaalco Gabon”), VAALCO Energy Cote d’Ivoire SPE AB, VAALCO West Gharib Inc., VAALCO West Bakr Inc., and VAALCO NW Gharib Inc., as original borrowers (together with any additional borrowers, the “Borrowers”), the Company, Vaalco Gabon, VAALCO Egypt Holdings Inc., VAALCO Energy Cote d’Ivoire Holding AB, VAALCO Energy Cote d’Ivoire AB, VAALCO Energy Cote d’Ivoire SPE AB, VAALCO West Gharib Inc., VAALCO West Bakr Inc., VAALCO NW Gharib Inc., and VAALCO Gabon S.A., as original guarantors (together with any additional guarantors, the “Guarantors”), The Standard Bank of South Africa Limited, Isle of Man Branch, as the mandated lead arranger, the bookrunner, the modelling bank and the technical bank, The Standard Bank of South Africa Limited, as the agent and the offshore security agent (the “Agent”), and the other financial institutions named therein (the “Lenders”), providing for a senior secured reserve-based revolving credit facility (the “Facility”). Unless defined in this Current Report on Form 8-K, defined terms used in the description that follows are defined in the Facility Agreement.

The Borrowers and the Guarantors are collectively referred to as the “Obligors” under the Facility Agreement and the Company may request that, subject to certain conditions, any affiliate that owns any interest in any hydrocarbon asset becomes an additional borrower and additional guarantor in connection with the designation of such assets as Borrowing Base Assets.

Each Guarantor guarantees and indemnifies the obligations of the other Obligors under the Facility Agreement and related finance documents. The Obligors are all direct or indirect subsidiaries of the Company.

The Facility has, as of March 4, 2025, aggregate commitments of $190 million (the “Initial Total Commitments”). The Initial Total Commitments reduce semi-annually starting from the earlier of (a) the date falling 24 months from the date of the Facility Agreement and (b) September 30, 2026.

In addition, subject to certain conditions, the Company may request at any time prior to the date falling 30 months after the date of the Facility Agreement to increase the total commitments available under the Facility by an aggregate principal amount not to exceed $110 million.

The total amount of loans which may be drawn under the Facility is limited to the lower of the amount of the aggregate commitments and the Borrowing Base Amount at the relevant time. The making of utilizations is subject to customary draw-stop events.

The Borrowing Base Amount is calculated pursuant to the Facility Agreement and redetermined on March 31 and September 30 of each year beginning June 30, 2025 and other interim triggers set out in the Facility Agreement. Key principles to determine the Borrowing Base Amount are set out in the Facility Agreement.

The initial Borrowing Base Assets are defined in the Facility Agreement and comprise the interests held by each of Vaalco Gabon S.A. in Initial Gabonese Borrowing Base Assets, VAALCO Energy Cote d’Ivoire SPE AB in the Initial Ivorian Borrowing Base Assets and each of VAALCO West Gharib Inc., VAALCO West Bakr Inc., and VAALCO NW Gharib Inc. in the Initial Egyptian Borrowing Base Assets.

The initial borrowing base amount under the Facility as of March 4, 2025 is $182 million.

As of March 7, 2025, the Borrowers did not have any borrowings outstanding under the Facility. Subject to certain conditions set forth in the Facility Agreement, the Borrowers may borrow, prepay and reborrow under the Facility and terminate or reduce the Lenders’ commitments at any time prior to the Final Maturity Date.

Each loan under the Facility will bear interest at a rate equal to Term SOFR plus the applicable margin (the “Applicable Margin”) of (i) 6.50%, from the date of the Facility Agreement until the date on which the renovation and repair of the floating production storage and offloading tanker facility named Baobab Ivorian MV10 FPSO for use in connection with the development of the Baobab field (the “Baobab FPSO Renovation”) meets certain completion tests defined in the Facility Agreement and (ii)

thereafter, 6.00% until the Final Maturity Date. Each Borrower to which a loan has been made shall pay the accrued interest on such loan on the last day of each applicable interest period, which interest period may be, at the option of the relevant Borrower, one, three or six months or such other period as agreed between such Borrower and the Agent.

The proceeds of the Facility may be used by the Borrowers in accordance with the Facility Agreement for, among other things, payment of certain development and exploration costs, payment of expenses incurred in connection with certain documents related to the Facility, refinancing certain loans, and the Borrowers’ general corporate purposes. The Facility will mature on the earlier of (i) the sixth anniversary of the date of the Facility Agreement and (ii) the Reserve Tail Date (the “Final Maturity Date”).

The loans are repaid in accordance with the amortization schedule set out in the Facility Agreement and the amount to be repaid is driven to the lower of the applicable total commitments and the applicable Borrowing Base Amount. The Facility Agreement otherwise includes customary mandatory repayment events on a Change of Control of the Company, breach of representations or undertakings relating to sanctions and anti-money laundering obligations. A Borrower can make voluntary repayments and cancellation of commitments in certain amount, subject to customary prior notice to the Agent and no Funding Shortfall.

The Facility Agreement contains certain financial covenants, including that, beginning on June 30, 2025 and then as of each March 31 and September 30 until the Final Maturity Date, the ratio of Consolidated Total Net Debt to EBITDAX for the trailing 12 months shall not exceed 3.0x. Additionally, following the Baobab FPSO Renovation Completion Date, the debt service cover ratio for the trailing 12 months commencing on the day immediately following each March 31 and September 30 until the Final Maturity Date shall be at least 1.2:1. The Company shall also provide a Group Liquidity Forecast for certain periods in order to demonstrate for such period the Total Corporate Sources equal or exceed Total Corporate Uses.

The Company owes an upfront fee of $3,375,000 and is required to pay a quarterly commitment fee equal to (i) 35% per annum of the Applicable Margin on the daily amount of the difference (if any) by which the borrowing base amount exceeds the then outstanding amount of loans, plus (ii) 20% per annum of the Applicable Margin on the daily amount by which the then total commitments exceeds the higher of the total outstanding amount of loans and the borrowing base amount. The Company is also required to pay customary technical and modelling bank fees, agency fees and security agent fees.

Certain Obligors are required to have certain project accounts with an onshore bank and/or an offshore bank into which all proceeds received from the Borrowing Base Assets, any intercompany loan, any hedging receipts are required to be paid and which are secured in favor of the Secured Parties. The project accounts of the Obligors are regulated by a prescribed waterfall that is set out in the Facility Agreement.

The Borrowers’ obligations under the Facility Agreement are secured by a security package comprising of (a) security over the shares in each of the Borrowers and Guarantors, (b) pledge over the offshore project accounts of each Obligor held with Standard Bank (Mauritius) Limited and The Mauritius Commercial Bank Limited as the offshore account banks, (c) pledge over the onshore project accounts of certain Obligors held with certain onshore account banks in Gabon and Egypt, and (d) security over the rights, interests and benefits of the relevant Obligors in each intercompany loan, certain offtake agreements, hedging agreements and insurances. The Facility Agreement contains certain conditions subsequent in connection with certain amendments to an existing intercompany loan made by Vaalco Gabon and VAALCO Gabon S.A. and certain security to be granted by VAALCO Gabon S.A. over its offshore project account.

The Facility Agreement also contains customary affirmative and negative covenants with respect to the Company and other Obligors, including, among other things, as to compliance with laws (including environmental laws, sanctions and anti-corruption laws), delivery of quarterly and annual financial statements and compliance certificates, no change of business, no merger and maintenance of corporate existence, field preservations and related contracts relating to the Borrowing Base Assets, maintenance of insurance, entry into certain derivatives contracts which are regulated by the Facility Agreement and the Hedging Policy, restrictions on the incurrence of liens, indebtedness, asset dispositions, acquisitions, restricted payments, entry into offtake agreements with Qualifying Offtakers and other customary covenants. There are other covenants that make the Company’s ability to pay dividends and to enter into certain acquisitions and disposition transactions.subject to certain conditions. These covenants are subject to a number of limitations and exceptions.

Additionally, the Facility Agreement contains customary events of default, including non-payment and Borrowing Base Deficiency, funding shortfall subject to a remedy period, breach of financial covenants, insolvency, changes in ownership or business, litigation, cross default, expropriation of any Borrowing Base Assets, political events, cessation of production and the occurrence of a material adverse effect, and contains remedies for credit facilities of this nature. The Facility Agreement also contains events of default related to the failure to complete the Baobab FPSO Renovation by the Baobab FPSO Renovation Long Stop Date and the failure to renew any Field License on substantially the same terms three months before the expiration of such Field License and if a Change of Operator occurs. If the Borrowers do not comply with the financial and other covenants in the

Facility Agreement, the Lenders may, subject to customary cure rights, require immediate payment of all amounts outstanding under the Facility Agreement and any outstanding unfunded commitments may be terminated.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Facility Agreement set forth under Item 1.01 above is incorporated by reference, to the extent applicable, into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On March 5, 2025, the Company issued a press release announcing the entry into the Facility Agreement . A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01 (including Exhibit 99.1 attached hereto) shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits.

Exhibit Number	Description
10.1*
Borrowing Base Facility Agreement by and among VAALCO Energy, Inc., as the Original Borrower, The Financial Institutions listed in Schedule 1 thereto, as the Original Lenders, The Standard Bank of South Africa Limited, Isle of Man Branch, as the Mandated Lead Arranger, and The Standard Bank of South Africa Limited, as the Agent, dated March 4, 2025.

99.1	Press Release, dated March 5, 2025 (Facility Agreement Announcement)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K, and portions of this exhibit have been redacted in compliance with Item 601(a)(6) and Item 601(b)(10)(iv) of Regulation S-K. The registrant agrees to furnish supplementally an unredacted copy of this exhibit to the Securities and Exchange Commission upon its request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.
(Registrant)

Date: March 4, 2025
	By:	/s/ Lynn Willis
	Name:	Lynn Willis
	Title:	Chief Accounting Officer